Exhibit 24

POWER OF ATTORNEY

Each of the undersigned officers and directors of Rocky Brands, Inc., an Ohio corporation (the “Company”), hereby appoints as his or her true and lawful attorney-in-fact, Jason Brooks, Thomas D. Robertson and Curtis A. Loveland, or any of them individually, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission the Company’s registration statement on Form S-8 (the “Registration Statement”) relating to the registration of 600,000 shares of common stock of the Company, without par value, to be issued by the Company pursuant to the Amended and Restated 2014 Omnibus Incentive Plan, and any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, hereby granting unto such attorney-in-fact, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, we have executed this Power of Attorney, in counterparts if necessary, effective as of August 9, 2021.

Signature	Title

/s/ Jason Brooks	Chairman, Chief Executive Officer and President
Jason Brooks	(Principal Executive Officer)

/s/ Thomas D. Roberston	Executive Vice President, Chief Financial Officer and
Thomas D. Robertson	Treasurer (Principal Financial and Accounting Officer)

/s/ Mike Brooks	Director
Mike Brooks

/s/ Glenn E. Corlett	Director
Glenn E. Corlett

/s/ Michael L. Finn	Director
Michael L. Finn

/s/ Robyn R. Hahn	Director
Robyn R. Hahn

/s/ G. Courtney Haning	Director
G. Courtney Haning

/s/ William L. Jordan	Director
William L. Jordan

/s/ Curtis A. Loveland	Director
Curtis A. Loveland

/s/ Robert B. Moore, Jr.	Director
Robert B. Moore, Jr.

/s/ James L. Stewart	Director
James L. Stewart

/s/ Tracie A. Winbigler	Director
Tracie A. Winbigler